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Exhibit 12

                          MARRIOTT INTERNATIONAL, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          ($ in millions, except ratio)

                                                                  Fifty-two
                                                                 weeks ended
                                                              December 28, 2001
                                                              -----------------

Income/(loss) before income taxes                                     370
Loss/(income) related to equity method investees                       17
                                                                    -----
                                                                      387

Add/(deduct):
       Fixed charges                                                  241
       Interest capitalized                                           (61)
       Distributed income of equity method investees                    4

                                                                    -----
Earnings available for fixed charges                                  571
                                                                    =====

Fixed charges:
       Interest expensed and capitalized (1)                        $ 171
       Estimate of the interest within rent expense                    70
                                                                    -----
Total fixed charges                                                 $ 241
                                                                    =====

                                                                    -----
Ratio of earnings to fixed charges                                    2.4
                                                                    =====

(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.